Exhibit 1.1

MODIV INC.
UNDERWRITING AGREEMENT

1,800,000 Shares of
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

September 14, 2021

B. Riley Securities, Inc.
As representative of the several underwriters

c/o B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171

Ladies and Gentlemen:

Modiv Inc., a Maryland corporation (the “Company”), and Modiv Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), jointly and severally, confirm their agreement with the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom B. Riley Securities, Inc. is acting as representative (the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, subject to the terms and conditions stated in this agreement (this “Agreement”), of an aggregate of 1,800,000 shares (the “Firm Shares”) of the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the “Preferred Stock”).  The Company has also agreed to grant to the Underwriters an option to purchase up to an additional 200,000 shares of Preferred Stock (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-11 (File No. 333-259066), including the related preliminary prospectus or prospectuses, covering the public offer and sale of the Shares, under the Securities Act and the rules and regulations of the Securities Act (the “Rules and Regulations”) of the Commission thereunder.  Such registration statement, as of any time (the “Registration Statement”), means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, any documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 29 of Form S-11 under the Securities Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430A under the Rules and Regulations; provided, further, that if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A information that was used after such effectiveness and prior to the execution and delivery of this Agreement, if any, together with the documents incorporated or deemed incorporated by reference therein pursuant to Item 29 of Form S-11 is hereinafter called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Rules and Regulations.  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including any amendments or supplements thereto and any documents incorporated or deemed to be incorporated by reference therein pursuant to Item 29 of Form S-11 under the Securities Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

(i)         “Applicable Time” means 5:00 p.m. (New York City time) on September 14, 2021;

(ii)       “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, including as identified on Schedule II and Schedule III hereto and, without limitation, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company; (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission; or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); and

(iii)       “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus (including any documents incorporated or deemed incorporated therein), together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

At the Closing Time (as defined below) and on each Option Closing Date (as defined below), if any, the Company will contribute the net proceeds from the respective sales of the Shares to the Operating Partnership in exchange for units of limited partnership interest of the Operating Partnership designated as “7.375% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Preferred Units”).

Section 1.         Agreement to Sell and Purchase.

(a)         Purchase of Firm Shares.  On the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share of $24.2125, the respective number of Firm Shares set forth opposite such Underwriter’s name on Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of Firm Shares, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)         Purchase of Option Shares.  In addition, on the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions of this Agreement, the Company grants an option to the Underwriters to purchase, severally and not jointly, up to 200,000 Option Shares from the Company at the purchase price per share of $24.2125; provided that the price per share for any Option Shares shall be reduced by an amount per share equal to any dividend or distributions declared and payable by the Company on the Firm Shares but not payable on the Option Shares.  The option hereby granted may be exercised only to cover overallotment in the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Representative to the Company no later than 12:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.  On the Option Closing Date, the Company shall issue and sell to each Underwriter the number of Option Shares set forth in the Option Shares Notice, and the Underwriters shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

Section 2.         Delivery and Payment.

(a)         Closing.  Delivery of the Firm Shares shall be made to B. Riley Securities, Inc. through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Morrison & Foerster LLP, 2100 L Street NW, Suite 900, Washington, D.C. 20037 (or such other place as may be agreed upon by the Representative and the Company).  Such payment shall be made at 10:00 a.m., New York City time, on September 17, 2021, or at such time on such other date as may be agreed upon by the Company and the Representative (such time and date is hereinafter referred to as the “Closing Time”).  The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

(b)          Option Closing.  Delivery of the Option Shares against payment by the Representative (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Time) specified in the Option Shares Notice.

Section 3.         Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and covenant with, each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Date (if any) and agree with each Underwriter as follows:

(a)          Compliance with Registration Requirements.  The Company meets the requirements to use Form S-11.  The Registration Statement (i) has been prepared by the Company under the provisions of the Securities Act and the Rules and Regulations, (ii) has been filed with the Commission under the Securities Act, and (iii) has become effective under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission.

(b)          Accuracy of Registration Statement.  Each of the Registration Statement, and any post-effective amendment thereto, at the time each became effective and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each Preliminary Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Package did not and will not, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Time, if any, contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date, as of the Closing Time, and as of each Option Closing Time, if any, complied and will comply in all material respects with the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content (as defined in Section 9(g) of this Agreement).

(c)        Documents Incorporated by Reference.  Any documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they were or hereinafter filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and when taken together with the other information in the Registration Statement, the Prospectus and the Disclosure Package, as the case may be, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)         Company Not Ineligible Issuer.  The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares contemplated by the Registration Statement.

(e)         Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing representations and warranties in this Section 3(e) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content.

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use and at all subsequent times through the completion of the public offer and sale of the Shares (which completion shall be promptly communicated by the Representative to the Company) or until any earlier date that the Company notified or notifies the Representative as described in Section 4(b), and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and the Operating Partnership have not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule II and Schedule III hereto.  The Company and the Operating Partnership have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(f)          Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “EGC”).

(g)          Distribution of Offering Material by the Company.  None of the Company nor any of its affiliates has (i) engaged in any Testing the Waters Communication (as defined below) other than through, or as disclosed to, the Representative or (ii) authorized anyone other than the Representative to engage in Testing the Waters Communications; the Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing the Waters Communications. “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Except through, or as disclosed to, the Representative, none of the Company nor any of its affiliates has distributed any Written Testing the Waters Communications (as defined below). “Written Testing the Waters Communications” means any Testing the Waters Communication that is a “written communication” within the meaning of Rule 405 of the Rules and Regulations; no individual Written Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Duly Authorized.  All of the issued and outstanding shares of capital stock, including the Company’s Class C common stock, $0.001 par value per share (the “Class C Common Stock”), and Class S common stock, $0.001 par value per share (the “Class S Common Stock”, together with the Class C Common Stock, the “Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, drag-along rights, tag-along rights, co-sale rights, registration rights, rights of first refusal or other similar rights of stockholders arising by operation of law, under any of the Company’s organizational documents or under any agreement to which the Company is a party, or otherwise.  The Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter.  The Preferred Units that will be received in exchange for the net proceeds from the sale of the Shares by the Company hereunder have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such Preferred Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement (as defined below), under any agreement to which the Operating Partnership is a party or otherwise.

(i)          Reserved for Future Issuance.  The Company has reserved for future issuance, and will keep available at all times, a sufficient number of shares of Common Stock, to be issued upon conversion of the Shares and the shares of Common Stock when issued upon conversion and surrender of such Shares in accordance with the Articles Supplementary (as defined below) will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.

(j)         Articles Supplementary.  The Articles Supplementary set forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock and reflect the classification of 2,000,000 shares as shares of Preferred Stock (the “Articles Supplementary”).  The Articles Supplementary will have been filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and will have become effective under the Maryland General Corporation Law (the “MGCL”) and will comply with all applicable requirements under the MGCL on or prior to the Closing Time.

(k)         Operating Partnership Agreement Amendment.  An amendment (the “Operating Partnership Agreement Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of February 1, 2021 (as amended, the “Operating Partnership Agreement”), setting forth the designations, preferences and other rights and terms of the Preferred Units, will be, prior to the Closing Time, duly authorized, executed and delivered by the Company, as the sole general partner of the Operating Partnership.

(l)          Due Incorporation; Subsidiaries.

(i)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to issue, sell and deliver the Shares as contemplated herein.

(ii)       The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, financial condition, results of operations, stockholders’ equity, management or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”).

(iii)      The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Operating Partnership Agreement is in full force and effect; the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(iv)      The Company has no subsidiaries other than those subsidiaries listed in Exhibit 21.1 to the Registration Statement (each, including the Operating Partnership, a “Subsidiary” and, collectively, the “Subsidiaries”). Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries, including the Operating Partnership; other than the capital stock or other equity interests of the Subsidiaries, the Company and the Operating Partnership do not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.  Complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been made available to the Underwriters.  Each Subsidiary has been duly incorporated, formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with full corporate, limited liability company or partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, are owned by the Company or a Subsidiary free and clear of any lien, encumbrance or adverse claim (each, a “Lien”).  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests in the Subsidiaries are outstanding.

(m)        Capital Stock.  The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and the certificates for the Shares, if any, are in due and proper form.

(n)         Underwriting Agreement.  The Company and the Operating Partnership have full power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.  This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(o)         Compliance.  Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; or (C) any applicable federal, state, local or foreign law, regulation or rule; or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange LLC (the “NYSE”); or (E) any decree, judgment or order applicable to it or any of its properties, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)         Conflicts.  The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, the compliance by the Company and the Operating Partnership with the terms and provisions hereunder, the sale, issuance and delivery of the Shares by the Company and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or the charters, the bylaws, the limited liability company agreements, partnerships agreements or other organizational documents of any of the Subsidiaries; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected; or (C) any applicable federal, state, local or foreign law, regulation or rule; or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE); or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(q)        Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected, and the filing of the Articles Supplementary and (ii) such approvals, authorizations, consents, registrations or qualifications as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, by the rules of the NYSE or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r)          Rights.  Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(s)          Licenses.  Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where failure to obtain or maintain such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(t)          Litigation.  Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(u)         Auditors.  Baker Tilly US, LP (the “Accountant”), whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an  independent registered public accountant as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(v)          Financial Statements.  The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved.  The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required.  Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(w)       XBRL. The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)       No Material Adverse Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package, and the Prospectus, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole; (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole; (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries; or (v) except for regular monthly dividends on the Common Stock in amounts per share that are consistent with past practice, any dividend or other distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.

(y)          Investment Company.  Neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares will any of them be, and, after giving effect to the offering and sale of the Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)        Title to Real and Personal Property.  The Company, directly or indirectly through the Subsidiaries, has good and valid title to all assets and properties reflected as owned by it in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any material real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company and such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except for any exceptions or claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)       Compliance with Regulations. Each of the real property interests owned, leased or permitted by the Company and each of the Subsidiaries, as applicable, complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will affect the size or use of, improvements on, construction on or access to such properties, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(bb)     Title to Intellectual Property.  The Company and the Subsidiaries own or possess the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted.  Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not described therein.  None of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)        Labor Matters.  Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s or the Operating Partnership’s knowledge, threatened; (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries; and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries; (ii) to the Company’s or the Operating Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries; and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(dd)       Environmental Matters.  The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, there are no past, present or, to the Company’s or the Operating Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s or the Operating Partnership’s knowledge, the subject of any investigation; (ii) has received any notice or claim; (iii) is a party to or affected by any pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit or proceeding; (iv) is bound by any judgment, decree or order; or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ee)        Taxes.  All income and other material foreign, federal, state and local tax returns that are filed or required to be filed by the Company or any of the Subsidiaries have been timely filed (taking into account any extension of time within which to file such tax returns), and all such returns are true, complete and accurate in all material respects.  All material foreign, federal, state and local taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith which have not been finally determined and for which adequate reserves have been provided in accordance with GAAP. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; and no material deficiency assessment with respect to a proposed material adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the knowledge of the Company or such Subsidiary, as applicable, threatened.

(ff)         REIT Status of the Company and Partnership Status of the Operating Partnership.  Commencing with the Company’s taxable year ended on December 31, 2016, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable regulations under the Code (“Regulations”), and its actual method of operation through the date hereof has enabled it to meet, and its proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code and Regulations.  All statements in the Registration Statement and the Prospectus under the caption “U.S.  Federal Income Tax Considerations” regarding its qualification and taxation as a REIT are correct in all material respects.  The Company intends to continue to qualify as a REIT under the Code and Regulations, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time.  The Operating Partnership has been and will be taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year; the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to cease being taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) for U.S.  federal income tax purposes, and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to be treated as an association or publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

(gg)       Insurance.  The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is fully in force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(hh)       Interference with Business.  Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Company, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(ii)         Documents Described in the Registration Statement.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or the Disclosure Package, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non- renewal has been threatened by the Company or any Subsidiary or, to the Company’s or the Operating Partnership’s knowledge, any other party to any such contract or agreement, except, in each case, as would not individually or in the aggregate, be expected to have a Material Adverse Effect.

(jj)          Internal Accounting Controls.  The Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s independent auditors and the Audit Committee of the Company’s board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of the Company’s internal control over financial reporting; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; all material weaknesses, if any, in the Company’s internal control over financial reporting have been identified to the Company’s independent auditors.

(kk)       Disclosure Controls and Procedures.  The Company has established and maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.  The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all applicable certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct as of the date then made; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(ll)         Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

(mm)     No Untrue Statement; Statistical and Market Data.  Any statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(nn)      No Unlawful Contributions or Payments.  Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended, the U.K.  Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)       Compliance with Anti-Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), and the applicable money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(pp)       No Conflicts with Sanction Laws.  Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company, or any of the Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”) or the U.S.  Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, principal, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)       Sufficiency of Assets. At the Closing Time, the Company and the Subsidiaries will possess or have the right to use all of the assets, tangible and intangible, that they require, in all material respects, to conduct their respective businesses as presently conducted.

(rr)        No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, and except as such limitations would not, taken as a whole, be material to the Company.

(ss)        Restrictions.  The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(tt)        Brokers and Finders.  Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus.

(uu)      No Stabilization or Manipulation.  Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vv)       No Affiliations.  To the Company’s and the Operating Partnership’s knowledge, other than in connection with the Company’s business arrangement with North Capital Private Securities Corporation, there are no affiliations or associations between (i) any member of FINRA; and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(ww)     No Indebtedness.  There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(xx)       Related Party Transactions.  There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus, which is not so described.

(yy)       Descriptions of Legal Matters.  The statements set forth in the Registration Statement, the Disclosure Package and Prospectus under the captions “Description of Capital Stock and Securities Offered” and “U.S.  Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(zz)        Independence of Directors. Each of the directors named in the Registration Statement, the Disclosure Package and the Prospectus and identified as “independent” is independent within the meaning of the corporate governance rules of the NYSE.

(aaa)      No Broker Dealer Status. None of the Company nor any of the Subsidiaries or their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the FINRA) any member firm of FINRA, other than in connection with the Company’s business arrangement with North Capital Private Securities Corporation.

(bbb)     Lending Relationships.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has any lending or similar relationship with any Underwriter or any bank of other lending institution affiliated with any Underwriter.

(ccc)     FINRA Matters.  All of the information provided by the Company to the Representative or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct in all material respects.

(ddd)     Changes in Management. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the persons who were executive officers or directors of the Company as of the date of the Preliminary Prospectus included as part of the Disclosure Package has given oral or written notice to the Company or any of the Subsidiaries of his or her resignation, nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(eee)      Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

(fff)       Cybersecurity.  The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, (i) there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), or equipment (collectively, “IT Systems and Data”) and (ii) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data.  The Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any of the Underwriters or counsel for such Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to such Underwriters.

Section 4.         Agreements of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, agree with each Underwriter as follows:

(a)          Amendments and Supplements to Registration Statement.  The Company shall not, either prior to the effective date of the Registration Statement or thereafter during such period as the Prospectus is required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b)         Amendments and Supplements to the Registration Statement, the Disclosure Package and the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition; and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Prospectus will comply with law.

(c)          Notifications to the Representative.  The Company shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus, including any document incorporated by reference therein, or for additional information; (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations, as may be applicable, and to notify the Representative promptly of all such filings.

(d)        Executed Registration Statements.  The Company shall furnish to the Representative, without charge and upon request, for transmittal to each of the other Underwriters, a signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Representative, without charge and upon request, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e)         Undertakings.  The Company and the Operating Partnership shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f)         Prospectus.  No later than 10:00 a.m., New York City time, on September 16, 2021, the second business day following the date of this Agreement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request.  The Company and the Operating Partnership consent to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period.  If during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.  The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

(g)         Permitted Free Writing Prospectuses.  The Company and the Operating Partnership represent and agree that they have not made and, unless it obtains the prior consent of the Representative, will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II and Schedule III hereto.  Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)         Compliance with Blue Sky Laws.  Prior to any public offering of the Shares by the Underwriters, the Company and the Operating Partnership shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request; provided, however, that in no event shall the Company or the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject.

(i)         Delivery of Financial Statements.  During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company and the Operating Partnership shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of Common Stock or Preferred Stock and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; except that the Company will be deemed to have furnished such reports and financial statements to the Representative and any Underwriter to the extent they are filed on EDGAR.

(j)          Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter that includes the effective date (as defined in Rule 158(c) of the Rules and Regulations) of the Registration Statement in accordance with Rule 158 of the Rules and Regulations an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

(k)        Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally agree, that they shall pay, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement, or the Prospectus; (ii) the preparation and delivery of certificates representing the Shares, if any; (iii) the printing of this Agreement, any agreement among Underwriters and any dealer agreements, and any Underwriters’ questionnaire; (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the listing or quotation of the Shares on the NYSE; (vi) any filings required to be made by the Representative with FINRA; and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith in an amount not to exceed $5,000; (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, and, if requested by the Representative, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith; (viii) counsel to the Company; (ix) DTC and the transfer agent for the Shares; (x) the Accountant; (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representative); and (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l)          Reimbursement of Expenses upon Termination of Agreement.  If this Agreement shall be terminated by the Company and the Operating Partnership pursuant to any of the provisions hereof or if for any reason the Company and the Operating Partnership shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 or if the Agreement is terminated pursuant to the second sentence of Section 8, the Company and the Operating Partnership shall reimburse the Underwriters for all out of pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company and the Operating Partnership shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8.

(m)        No Stabilization or Manipulation.  Other than permitted activity pursuant to Regulation M under the Exchange Act, the Company and the Operating Partnership shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, stabilization or manipulation, under the Securities Act or otherwise, of any security of the Company to facilitate the sale or resale of any of the Shares.

(n)        Use of Proceeds.  The Company and the Operating Partnership shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Registration Statement and the Prospectus under the caption “Use of Proceeds.”

(o)        Listing.  The Shares shall have been approved for listing on the NYSE prior to the Closing Time and will commence trading on the NYSE within 30 days following the Closing Time, and the Company further agrees that for the period of time during which the Shares are outstanding, the Company will use its reasonable best efforts to maintain the listing of the Shares on the NYSE or another national securities exchange.

(p)         Restriction on Sale of Securities.  During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), the Company and the Operating Partnership will not (A) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement, prospectus or prospectus supplement under the Securities Act relating to the Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock (excluding, for the avoidance of doubt, Common Stock), including but not limited to any options or warrants to purchase the Preferred Stock or any equity securities similar to the Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, the Preferred Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Preferred Stock or any such other securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of the Preferred Stock or such other securities, in cash or otherwise without the prior written consent of the Representative.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representative, issue the Shares to the Underwriters pursuant to this Agreement.

(q)        REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, and to not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

Section 5.          Conditions of the Obligations of the Underwriters.

The obligations of each Underwriter hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement on the date hereof, at the Closing Time and on each Option Closing Date, as applicable, (ii) the accuracy of the statements of the officers of the Company, for itself and as the general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and the Operating Partnership of all their respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time or on each Option Closing Date, as applicable:

(a)          Prospectus Filings.  All filings made pursuant to Rule 424 of the Rules and Regulations and Rule 430A shall have been made or will be made prior to the Closing Time in accordance with all such applicable rules.

(b)         No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iv) after the date hereof no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative, and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Time and the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c)         No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) there shall not have been any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; (ii) the Company and the Operating Partnership shall not have incurred any material liabilities or obligations, direct or contingent; (iii) the Company and the Operating Partnership shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein; (iv) the Company and the Operating Partnership have not issued any securities (other than the Shares, shares of Common Stock issued pursuant to the Company’s distribution reinvestment plan and shares of Common Stock issued pursuant to Regulation A under the Securities Act) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term) other than regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice; and (v) no material amount of the assets of the Company, or any of the Subsidiaries shall have been pledged, mortgaged or otherwise encumbered.

(d)        Opinions of Counsel to the Company.  The Representative shall have received the opinion and negative assurance letter, dated the Closing Time and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from each of Morris, Manning & Martin, LLP, counsel to the Company, and the opinion, dated as of the Closing Time and the Option Closing Date, as applicable, of Venable LLP, Maryland counsel to the Company.  In addition, at Closing Time and the Option Closing Date, as applicable, the Representative shall have received the opinion, dated as of the Closing Time and the Option Closing Date, as applicable, reasonably satisfactory in form and substance to counsel for the Underwriters, of Morris, Manning & Martin, LLP, tax counsel to the Company.

(e)        All Representations True and Correct and All Conditions Fulfilled.  (i) To the extent such representations and warranties of the Company and the Operating Partnership contained herein are subject to qualifications and exceptions contained therein relating to “materiality” or Material Adverse Effect, such representations and warranties will be true and correct (1) at the Closing Time and (2) with respect to any purchase of Option Shares only, the Option Closing Date and (ii) to the extent such representations and warranties of the Company and the Operating Partnership contained herein are not subject to any such qualifications or exceptions, such representations and warranties will be true and correct in all material respects (1) at the Closing Time and (2) with respect to any purchase of Option Shares only, the Option Closing Date.  All covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Time and, with respect to any purchase of Option Shares only, the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f)         No Material Actions, Suits or Proceedings.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been no material actions, suits or proceedings instituted or, to the Company’s or the Operating Partnership’s knowledge, threatened against or affecting the Company, the Operating Partnership, or any of its officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(g)         Opinion of Counsel to the Underwriters.  The Representative shall have received an opinion and negative assurance letter, dated the Closing Time and the Option Closing Date, as applicable, from Morrison & Foerster LLP, counsel to the Underwriters, with respect to the Registration Statement, the Disclosure Package, the Prospectus and this Agreement, which opinion and negative assurance letter shall be reasonably satisfactory in all respects to the Representative.

(h)         Accountant’s Comfort Letter.  On the date of this Agreement, the Representative shall have received from the Accountant a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No.  72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.  At the Closing Time and, as to the Option Shares, the Option Closing Date, the Representative shall have received from the Accountant a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by the Accountant pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time.

(i)         Officers’ Certificates.  At the Closing Time and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

(i)        there has not been any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus;

(ii)        each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects with the same force and effect as though expressly made as of the Closing Time or the Option Closing Date, as applicable;

(iii)       the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Time or the Option Closing Date, as applicable; and

(iv)       no stop order suspending the effectiveness of the Registration statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(j)           Articles Supplementary.  The Company shall have filed the Articles Supplementary with the SDAT, and the Articles Supplementary shall be effective under the MGCL.

(k)         Operating Partnership Agreement Amendment.  The Company shall have delivered to the Underwriters a copy of the duly authorized and executed Operating Partnership Agreement Amendment.

(l)          Stock Exchange Listing.  The Shares shall have been approved for listing on NYSE prior to the Applicable Time.

(m)        FINRA. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the offering of the Shares.

(n)         Company Certificates.  The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Time and the Option Closing Date of any statement in the Registration Statement, the Disclosure Package or the Prospectus, as to the accuracy at the Closing Time and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative.

Section 6.         Indemnification.

(a)          Indemnification of the Underwriters.  The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all out-of-pocket investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing the Waters Communications, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company and the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company and the Operating Partnership (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statements or omissions made in reliance on and in conformity with the Underwriter Content.  This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership might otherwise have.

(b)         Indemnification of the Company and the Operating Partnership.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Operating Partnership, their respective agents, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and Operating Partnership to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement made in reliance on and in conformity with the Underwriter Content given expressly for use the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing the Waters Communications, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing),  This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c)        Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly following receipt of notice of their incurrence.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for out-of-pocket fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party or parties shall have received written notice of the terms of such settlement at least 30 days before such settlement is entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Underwriters, the Company, the Operating Partnership and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other.  The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, reasonable and documented out-of-pocket expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)          Survival.  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

Section 7.         Termination.

The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Time (or, with respect to the Option Shares, on or prior to the Option Closing Date) by notice to the Company and the Operating Partnership from the Representative, without liability on the part of any Underwriter to the Company and the Operating Partnership (except as provided in Section 4(l)), if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(a)          trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b)         trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission, FINRA or any court or other governmental authority;

(c)          a general banking moratorium shall have been declared by any of Federal or New York State authorities;

(d)         the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political, financial or economic conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e)         if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(f)         if there shall have been any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, the effect of which is such as to make, in the reasonable judgment of the Representative, it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

Section 8.         Substitution of Underwriters.

If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares that all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter.  If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Shares are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Representative or the Company (except as provided in Section 4(l)) for the purchase or sale of any Shares under this Agreement.  In any such case either the Representative or the Company shall have the right to postpone the Closing Time, but in no event for longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 8, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

Section 9.         Miscellaneous.

(a)          Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, Modiv Inc., 120 Newport Center Drive, Newport Beach, California 92660, Attention: General Counsel, with a copy to (which shall not constitute notice) Morris, Manning & Martin, LLP, 3343 Peachtree Road NE, Atlanta, Georgia 30326, Attention: Lauren B. Prevost and Seth K. Weiner, or (b) if to the Underwriters to, B. Riley Securities, Inc., 299 Park Avenue, 7th Floor, New York, New York 10171, Attention: Syndicate Department, with a copy to (which shall not constitute notice) Morrison & Foerster LLP, 2100 L Street NW, Suite 900, Washington, D.C., Attention: David P. Slotkin and Andrew P. Campbell.  Any such notice shall be effective only upon receipt.  Any notice under Section 6 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b)         No Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and of the controlling persons, directors and officers referred to in Section 6, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement.  No other person, partnership, association or corporation (including a purchaser of Shares, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

(c)         Survival of Representations and Warranties.  All representations, warranties and agreements of the Company and the Operating Partnership contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive delivery of and payment for the Shares hereunder.

(d)         Disclaimer of Fiduciary Relationship.  Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand; (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership, or their securityholders, creditors, employees or any other party; (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement; (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership; (v) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any entity or natural person; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Operating Partnership each acknowledge that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein.

(e)          Research Analyst Independence.  The Company and the Operating Partnership acknowledge that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Operating Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Operating Partnership each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company and the Operating Partnership by Underwriters’ investment banking division.  The Company and the Operating Partnership acknowledge that each Underwriter is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company, the Operating Partnership and any other companies that may be the subject of the transactions contemplated by this Agreement.

(f)          Governing Law.  THIS AGREEMENT AND ANY CONTROVERSY, CLAIM OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any of the transactions contemplated hereby brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S.  District Court for the Southern District of New York.

(g)         Underwriter Information.  The parties acknowledge and agree that, for purposes of Section 3(b), Section 3(e), Section 6(a) and Section 6(b) hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, any Issuer Free Writing Prospectus, any Written Testing the Waters Communication, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) consists solely of the following material included under the caption “Underwriting” in such documents: the fifth paragraph covering selling concessions and reallowances, the first sentence of the tenth paragraph regarding purchases of shares on the open market, the second sentence of the tenth paragraph regarding stabilization, the third, fifth and sixth sentences of the tenth paragraph regarding covering short positions, the eighth sentence of the tenth paragraph regarding covering naked short positions, the first sentence of the eleventh paragraph regarding penalty bids, the fourteenth paragraph regarding electronic prospectuses, the sixteenth paragraph regarding sales to discretionary accounts  (collectively, the “Underwriter Content”).

(h)          Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)         Waiver of Jury Trial.  The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, and the Underwriters each hereby irrevocably waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(j)          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k)        Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement may not be amended or otherwise modified, nor any provision hereof waived, except by an instrument in writing signed by the Representative, the Company and the Operating Partnership.

(l)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Representative.

Very truly yours,

MODIV INC.

By:	/s/ AARON S. HALFACRE
	Name:	Aaron S. Halfacre
	Title:	CEO

MODIV OPERATING PARTNERSHIP, LP

By:	Modiv Inc., its general partner

	By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	CFO

[Signature Page to the Underwriting Agreement]

Confirmed as of the date first above mentioned:

B. RILEY SECURITIES, INC.

By:	/s/ PATRICE McNICOLL
Name: Patrice McNicoll
Title: SMD & Co-Head of Investment Banking

Acting on behalf of itself and as the Representative of the Underwriters named in Schedule I hereof

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased
B. Riley Securities, Inc.	715,500
Ladenburg Thalmann & Co. Inc.	135,000
William Blair & Company, L.L.C.	157,500
Colliers Securities LLC	247,500
Aegis Capital Corp.	40,500
Boenning & Scattergood, Inc.	54,000
Huntington Securities, Inc.	36,000
InspereX LLC	360,000
Maxim Group LLC	18,000
Wedbush Securities Inc.	36,000
Total:	1,800,000

SCHEDULE II

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus, dated September 14, 2021, filed with the Commission pursuant to Rule 433, substantially in the form of Schedule III to this Agreement.

SCHEDULE III

Final Term Sheet

MODIV INC.
7.375% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
($25.00 LIQUIDATION PREFERENCE PER SHARE)

Final Term Sheet
September 14, 2021

Issuer:	Modiv Inc. (the “Issuer”)

Security:	7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”)

Number of Shares:	1,800,000 shares (2,000,000 shares if the underwriters’ option to purchase additional shares of Series A Preferred Stock is exercised in full)

Trade Date:	September 15, 2021

Settlement Date:	September 17, 2021 (T+2)

Public Offering Price:	$25.00 per share; $45,000,000 total (assuming the underwriters’ option to purchase additional shares of Series A Preferred Stock is not exercised).

Underwriting Discount:	$0.7875 per share; $1,417,500 total (assuming the underwriters’ option to purchase additional shares of Series A Preferred Stock is not exercised).

Net Proceeds (before expenses and structuring fee):	$24.2125 per share; $43,582,500 total (assuming the underwriters’ option to purchase additional shares of Series A Preferred Stock is not exercised).

Dividend Rate:	7.375% per annum on the $25.00 liquidation preference (equivalent to $1.84375 per annum per share).

Dividend Payment Date:
On or about the 15th day of January, April, July and October.  The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on January 15, 2022 and will be for the period from, and including, the original issue date to, and including, December 31, 2021 in the amount of $0.53264 per share.

Liquidation Preference:	$25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the date of payment.

Rating:
The Series A Preferred Stock has received a “BBB-” rating from Egan-Jones Ratings Co., an independent, unaffiliated rating agency. Ratings are not a recommendation to purchase, hold or sell securities, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based upon current information furnished to the rating agency by the Issuer and information obtained by the rating agency from other sources. The ratings are only accurate as of the date thereof and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore a prospective investor should check the current ratings before purchasing shares of Series A Preferred Stock. Each rating should be evaluated independently of any other rating.

Optional Redemption:
On and after September 17, 2026, the Series A Preferred Stock will be redeemable at the Issuer’s option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.

Special Optional Redemption:
Upon the occurrence of a Delisting Event (as defined below), the Issuer will have the option, subject to certain conditions, to redeem the outstanding Series A Preferred Stock, in whole or in part, after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.

Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the shares of Series A Preferred Stock, in whole or in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price).

Delisting Event:
Occurs when, after the original issuance of the Series A Preferred Stock (whether before or after September 17, 2026), the Series A Preferred Stock ceases to be listed on the Nasdaq Stock Market, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC.

Change of Control:	Occurs when, after the original issuance of the Series A Preferred Stock (whether before or after September 17, 2026), the following have occurred and are continuing:

●    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of the Issuer’s stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of the Issuer’s stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●    following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity, or a parent of the Issuer or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE, or the NYSE American LLC.

Change of Control Conversion Right:
Upon the occurrence of a Change of Control during a continuing Delisting Event, unless the Issuer has elected to exercise its redemption right, holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of the Issuer’s Class C common stock, par value $0.001 per share, per share of Series A Preferred Stock, which is equal to the lesser of:

●    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

●    1.9194, the Share Cap (subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations with respect to shares of the Issuer’s common stock as described in the Issuer’s preliminary prospectus);

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of the Issuer’s common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of the Issuer’s common stock is other than solely cash, (x) the Non-traded Common Stock Price, if the common stock is not listed on a national exchange on the effective date of any Change in Control or (y) the Traded Common Stock Price, if the common stock is listed on a national securities exchange on the effective date of any Change in Control.

The “Non-Traded Common Stock Price” shall be the estimated net asset value per share of Common Stock as most recently determined by the Board of Directors prior to the effective date of the Change of Control. The “Traded Common Stock Price” is the average of the closing price per share of the Issuer’s common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

If the Issuer elects, prior to the conversion date, to redeem shares of Series A Preferred Stock that would otherwise be converted on the conversion date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares.

NYSE Listing Symbol:	“MDVA”

CUSIP:	60784B 200

ISIN:	US60784B2007

Book-Running Managers:	B. Riley Securities, Inc. Ladenburg Thalmann & Co. Inc. William Blair & Company, L.L.C.

Lead Manager:	Colliers Securities LLC

Co-Managers:	Aegis Capital Corp. Boenning & Scattergood, Inc. Huntington Securities, Inc. InspereX LLC Maxim Group LLC Wedbush Securities Inc.

The Issuer has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: B. Riley Securities, Inc. at 703-312-9580 or by emailing prospectuses@brileyfin.com.